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                                                                   Exhibit 10.16

                                SIXTH AMENDMENT

                                      TO

             AMENDED AND RESTATED FINANCING AND SECURITY AGREEMENT
             -----------------------------------------------------

     THIS SIXTH AMENDMENT TO AMENDED AND RESTATED FINANCING AND SECURITY AGREEMENT (this "Agreement") is made as of the 12/th/ day of June, 2001, by and among COYNE INTERNATIONAL ENTERPRISES CORP., a corporation organized and existing under the laws of the State of New York, BLUE RIDGE TEXTILE MANUFACTURING, INC., a corporation organized and existing under the laws of the State of Georgia, and OHIO GARMENT RENTAL, INC., a corporation organized and existing under the laws of the State of Ohio (each is referred to individually as a "Borrower" and collectively, the "Borrowers"), and BANK OF AMERICA, N.A., a national banking association, successor by merger to NationsBank, N.A. ("Bank of America"), LASALLE BUSINESS CREDIT, INC., a corporation organized under the laws of the State of Delaware ("LaSalle"), and PNC BANK, NATIONAL ASSOCIATION, a national banking association ("PNC") (Bank of America, LaSalle and PNC are referred to individually as a "Lender" and collectively as the "Lenders"), and BANK OF AMERICA, N.A., a national banking association, successor by merger to NationsBank, N.A, as collateral and administrative agent for the Lenders (the "Agent").

                                   RECITALS
                                   --------

     A. The Borrowers and Bank of America entered into that certain Amended and Restated Financing and Security Agreement dated as of June 26, 1998, as amended by (i) that certain First Amendment to Amended and Restated Financing and Security Agreement dated June 9, 1999, (ii) that certain Second Amendment to Amended and Restated Financing and Security Agreement dated January 27, 2000,
(iii) that certain Third Amendment to Amended and Restated Financing and Security Agreement dated September 11, 2000, (iv) that certain Fourth Amendment to Amended and Restated Financing and Security Agreement dated January 25, 2001 and (v) that certain Fifth Amendment to Amended and Restated Financing and Security Agreement dated March 13, 2001 (as amended, restated, modified, substituted, extended, and renewed from time to time, the "Financing Agreement"). Unless otherwise expressly defined in this Agreement, terms defined in the Financing Agreement shall have the same meaning under this Agreement.

     B. Bank of America and LaSalle entered into that certain Assignment and Assumption Agreement dated December 31, 1998 (and as amended, restated, modified, substituted, extended, and renewed from time to time, the "LaSalle Assumption Agreement"). Under the terms of the LaSalle Assumption Agreement, Bank of America sold to LaSalle, among other things, interests in the Commitment, in the Obligations, and in the Collateral, without recourse, on the condition, among others as set forth in the LaSalle Assumption Agreement, that LaSalle assume Bank of America's obligations to the extent of LaSalle's interest, as a Lender under the Financing Agreement.

     C. Bank of America and PNC entered into that certain Assignment and Assumption Agreement dated December 31, 1998 (and as amended, restated, modified, substituted, extended,
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and renewed from time to time, the "PNC Assumption Agreement"). Under the terms of the PNC Assumption Agreement, Bank of America sold to PNC, among other things, interests in the Commitment, in the Obligations, and the Collateral, without recourse, on the condition, among others as set forth in the PNC Assumption Agreement, that PNC assume Bank of America's obligations to the extent of PNC's interest, as a Lender under the Financing Agreement.

     D. Bank of America, LaSalle and PNC entered into that certain Agency Agreement dated December 31, 1998 (and as amended, restated, modified, substituted, extended, and renewed from time to time, the "Agency Agreement"). Under the terms of the Agency Agreement, the Lenders designated and appointed the Agent as the agent under the Financing Agreement and the Financing Documents, and authorized Agent to take such action or to refrain from taking such action on the Lenders' behalf under the provisions of the Financing Agreement and the Financing Documents.

     E. The Financing Agreement provides for some of the agreements between the Borrowers, the Lenders and the Agent with respect to the "Loans" (as defined in the Financing Agreement), including a revolving credit facility in an amount not to exceed $38,198,330, a letter of credit facility in the amount of $3,000,000, an acquisition facility in an amount not to exceed $900,835 and a capital expenditure facility in an amount not to exceed $15,000,000.

     F. The Borrowers have requested that the Lenders and the Agent waive certain financial covenant defaults and amend other provisions of the Financing Agreement.

     G. The Lenders and the Agent are willing to agree to the Borrowers' request on the condition, among others, that this Agreement be executed.

                                  AGREEMENTS
                                  ----------

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, receipt of which is hereby acknowledged, the Borrowers, the Lenders and the Agent agree as follows:

     1. The Borrowers, the Lenders and the Agent agree that the Recitals above are a part of this Agreement. Unless otherwise expressly defined in this Agreement, terms defined in the Financing Agreement shall have the same meaning under this Agreement.

     2. The Borrowers represent and warrant to the Agent and Lenders as follows:

            (a) Each Borrower is a corporation duly organized, and validly existing and in good standing under the laws of the state in which it was organized and is duly qualified to do business as a foreign corporation in good standing in every other state wherein the conduct of its business or the ownership of its property requires such qualification.

            (b) Each Borrower has the power and authority to execute and deliver this Agreement and perform its obligations hereunder and has taken all necessary and appropriate corporate action to authorize the execution, delivery and performance of this Agreement.

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            (c)  The Financing Agreement, as amended by this Agreement, and each of the other Financing Documents remains in full force and effect, and each constitutes the valid and legally binding obligation of each Borrower, enforceable in accordance with its terms.

            (d) All of the Borrowers' representations and warranties contained in the Financing Agreement and the other Financing Documents are true and correct on and as of the date of the Borrowers' execution of this Agreement.

            (e) No Event of Default and no event which, with notice, lapse of time or both would constitute an Event of Default, has occurred and is continuing under the Financing Agreement or the other Financing Documents which has not been waived in writing by the Agent and the Lenders under this Agreement.

     3. Section 1.1 of the Financing Agreement (Certain Defined Terms) is hereby amended to delete the definition of the term "EBITDA" and the following is substituted in its place:

                    "EBITDA" means for any period, the Consolidated Net Income of the Borrowers for such period after all expenses except depreciation, interest, amortization (other than amortization of in-service merchandise) and taxes.

     4. Section 1.1 of the Financing Agreement (Certain Defined Terms) is hereby amended to add the following alphabetically:

            "Reserves" means the collective reference to reserves against the Borrowing Base for all accrued and unpaid interest owed pursuant to the Indenture as determined on a monthly basis and all other reserves which the Agent deems necessary in the exercise of its reasonable credit judgment to maintain with respect to the Borrowing Base, including reserves for any amounts which the Agent may be obligated to pay in the future for the account of the Borrowers in order to protect the interests of the Agent and the Lenders in the Collateral or otherwise under this Agreement.

     5. Section 2.1.1 of the Financing Agreement (Revolving Credit Facility) is hereby deleted in its entirety, and the following is substituted in its place:

                    2.1.1  Revolving Credit Facility.
                           -------------------------

                    Subject to and upon the provisions of this Agreement, the
            Lender establishes a revolving credit facility in favor of the Borrowers. The aggregate of all advances under the Revolving Credit Facility are sometimes referred to in this Agreement collectively as the "Revolving Loan."

                    The principal amount of Thirty Million Dollars ($30,000,000)
            is the "Revolving Credit Committed Amount."

                    During the Revolving Credit Commitment Period, the Lender
            agrees to make advances under the Revolving Loan as requested by

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            the Borrowers from time to time provided that after giving effect to the Borrowers' request, the outstanding principal balance of the Revolving Loan would not exceed the lesser of (a) the Revolving Credit Committed Amount minus the Outstanding Letter of Credit Obligations, or (b) the most current Borrowing Base.

     6. Without implying any limitation on the rights of the Agent and the Lenders under Section 2.1.4 of the Financing Agreement, the Borrowers shall provide no less frequently than weekly an aging schedule of all Eligible Receivables posted as of the end of the immediately preceding week, commencing with the week ending July 6, 2001.

     7. Section 2.1.8 of the Financing Agreement (The Collateral Account) is hereby amended by deleting the first paragraph and substituting the following in its place:

                 The Borrowers will deposit, or cause to be deposited, all Items of Payment to a bank account designated by the Lender and, if the Lender so elects (provided that such election may only be made at any time following either (i) an Event of Default or (ii) a time when the aggregate outstanding principal amount of the Revolving Loan plus the Outstanding Letter of Credit Obligations exceeds the
                 ----
            Borrowing Base minus One Million Dollars ($1,000,000) and applicable
                           -----
            Reserves), from which the Lender alone has power of access and withdrawal (the "Collateral Account"). Each deposit shall be made not later than the next Business Day after the date of receipt of the Items of Payment. The Items of Payment shall be deposited in precisely the form received, except for the endorsements of the Borrowers where necessary to permit the collection of any such Items of Payment, which endorsement the Borrowers hereby agree to make. In the event the Borrowers fail to do so, the Borrowers hereby authorize the Lender to make the endorsement in the name of the Borrowers. Prior to such a deposit, the Borrowers will not commingle any Items of Payment with any of the Borrowers' other funds or property, but will hold them separate and apart in trust and for the account of the Lender.

     8. Section 2.3.1 of the Financing Agreement (Acquisition Loan Facility) is hereby deleted in its entirety and the following is substituted in its place:

                 2.3.1  Acquisition Loan Facility.
                        -------------------------

                 Subject to and upon the provisions of this Agreement, the
            Lender establishes an acquisition loan facility in the maximum principal amount of Seven Hundred Fifty-one Thousand Dollars ($751,000) (the "Acquisition Loan Committed Amount") in favor of the Borrowers. The Acquisition Loan Committed Amount will

                                       4
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            continue to decrease to be Seven Hundred Fifty-one Thousand Dollars
            ($751,000) minus any actual amortizing principal payments made after
                       -----
            the effective date of this Agreement. The aggregate of all advances under the Acquisition Loan Facility are sometimes referred to in this Agreement collectively as the "Acquisition Loan." The obligation of the Lender to make advances under the Acquisition Loan is herein called its "Acquisition Loan Commitment." The Lender has advanced, in its entirety, the Acquisition Loan Committed Amount. The Lender has no obligation to make further advances under the Acquisition Loan.

                 Amounts repaid on the Acquisition Loan Facility may not be reborrowed.

     9. Section 2.4.1 of the Financing Agreement (Capital Expenditure Line Facility) is hereby deleted in its entirety, and the following is substituted in its place:

                 2.4.1  Capital Expenditure Line Facility.
                        ---------------------------------

                 Subject to and upon the provisions of this Agreement, the
            Lender establishes a capital expenditure line facility in the maximum principal amount of Four Million Nine Hundred Forty-two Thousand Dollars ($4,942,000) ("Capital Expenditure Line Committed Amount") in favor of the Borrowers. As of the effective date of this Agreement, the Lender has advanced Three Million Nine Hundred Forty-two Thousand Dollars ($3,942,000) and the balance of One Million Dollars ($1,000,000) of the Capital Expenditure Line Committed Amount shall be available to the Borrower commencing June 12, 2001, through and including the last day of the fiscal year ending October, 2001 only. Upon the expiration of the fiscal year ending October, 2001, the Capital Expenditure Line Committed Amount will be the lesser of (a) Four Million Nine Hundred Forty-two Thousand Dollars ($4,942,000) minus any actual amortizing principal payments
                                 -----
            made after the effective date of this Agreement or (b) the actual outstanding amount as of the end of the fiscal year ending October, 2001. The aggregate of all advances under the Capital Expenditure Line Facility are sometimes referred to in this Agreement collectively as the "Capital Expenditure Line." The obligation of the Lender to make advances under the Capital Expenditure Line is herein called its "Capital Expenditure Line Commitment."

                 During the Capital Expenditure Line Advance Period, the
            Borrowers may request advances under the Capital Expenditure Line Facility in accordance with the provisions of this Agreement; provided that after giving effect to the Borrowers' request (a) the outstanding principal balance of the Capital Expenditure Line would

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            not exceed the Capital Expenditure Line Commitment; and (b) the aggregate of all advances under the Capital Expenditure Line would not exceed the Capital Expenditure Line Committed Amount.

                 Amounts repaid on the Capital Expenditure Line may not be
            reborrowed.

     10. Commencing as of the effective date of this Agreement, the parties agree that the Borrowers may select only Base Rate Loans and not select Eurodollar Loans, notwithstanding the provisions of Section 2.5.2 of the Financing Agreement (Selection of Interest Rates) or otherwise.

     11. Section 2.6.6 of the Financing Agreement (Field Examination Fees) is hereby deleted and the following is substituted in its place:

                 2.6.6  Field Examination Fees.
                        ----------------------

                 The Borrowers agree to pay the Agent, for its benefit, on
            demand, the Agent's then customary charge for field examinations and audits and the preparation of reports thereof (such charge is currently $750 per day (or portion thereof) for each Person retained or employed by the Agent with respect to each field examination or audit) plus all reasonable costs and expenses incurred by the Agent or each Person retained or employed by the Agent with respect to each field examination.

     12. Section 6.1.15 of the Financing Agreement (EBITDA) is hereby deleted and the following is substituted in its place:

                 6.1.15 EBITDA.
                        ------

                 The Borrowers will maintain, tested commencing October 31, 1998 as of the last day of each of the Borrowers' fiscal quarters for the four (4) quarter period ending on such date, EBITDA of not less than the following:

          ---------------------------------------------------------------
                          Quarters                             EBITDA
          ---------------------------------------------------------------
           Quarter ending April, 2001                        $15,296,000
          ---------------------------------------------------------------
           Quarter ending July, 2001                         $14,594,000
          ---------------------------------------------------------------
           Quarter ending October, 2001                      $13,281,000
          ---------------------------------------------------------------
           Quarter ending January, 2002                      $14,109,000
          ---------------------------------------------------------------
           Quarter ending April, 2002                        $15,615,000
          ---------------------------------------------------------------

                                       6
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          ---------------------------------------------------------------
           Quarter ending July, 2002                         $16,717,000
          ---------------------------------------------------------------
           Quarter ending October, 2002 and thereafter       $17,457,000
          ---------------------------------------------------------------

     13. Section 6.1.16 of the Financing Agreement (Fixed Charge Coverage Ratio) is hereby deleted and the following is substituted in its place:

                 6.1.16  Fixed Charge Coverage Ratio.
                         ---------------------------

                 The Borrowers will maintain a Fixed Charge Coverage Ratio, tested as of the last day of each of the Borrowers' fiscal quarters of not less than (a) .60 to 1.0 for the quarter ending April, 2001 for the one (1) fiscal quarter period ending on that date, (b) .70 to 1.0 for the quarter ending July, 2001 for the two (2) fiscal quarter period ending on that date, (c) .77 to 1.0 for the quarter ending October, 2001 for the three (3) fiscal quarter period ending on that date, (d) .80 to 1.0 for the quarter ending January, 2002 for the four (4) quarter period ending on such date, (e) .90 to 1.0 for the quarter ending April, 2002 for the four (4) quarter period ending on such date, (f) .95 to 1.0 for the quarter ending July, 2002 for the four (4) quarter period ending on such date and (g)
            1.00 to 1.0 for the quarter ending October, 2002 and thereafter for the four (4) quarter period ending on such date.

     14. Section 6.1.17 of the Financing Agreement (Leverage Ratio) is hereby deleted in its entirety without renumbering and any default under Section 6.1.17 by the Borrowers prior to such deletion is hereby waived by the Agent and the Lenders.

     15. Schedule 2.5.1 to the Financing Agreement (Applicable Interests Rate Provisions) is hereby deleted in its entirety and the following is substituted in its place:

          SCHEDULE 2.5.1 APPLICABLE INTEREST RATE PROVISIONS
          --------------

   --------------------------------------------------------------------
                                  Applicable
        Credit Facility           Margin for        Applicable Margin
                                  Eurodollar          for Base Rate
                                     Loans                Loans
                                (basis points)       (basis points)
   --------------------------------------------------------------------
        Revolving Loan                N/A                62.5
   --------------------------------------------------------------------
        Capital Expenditure Line      N/A                87.5
   --------------------------------------------------------------------
        Acquisition Loan              N/A                87.5
   --------------------------------------------------------------------

   16. As a condition to the Agent's and the Lenders' agreement to enter into this Agreement and the waivers granted herein, the Borrowers hereby agree to pay to the Agent, for

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the ratable benefit of the Lenders, an amendment fee in the amount of $39,000, which fee shall be due at the time this Agreement is executed and is fully earned and non-refundable upon payment.

     17. Each Borrower hereby issues, ratifies and confirms the representations, warranties and covenants contained in the Financing Agreement, as amended hereby. Each Borrower agrees that this Agreement is not intended to and shall not cause a novation with respect to any or all of the Obligations.

     18. Each Borrower acknowledges and warrants that the Lenders and Agent have acted in good faith and have conducted in a commercially reasonable manner their relationships with the Borrowers in connection with this Agreement and generally in connection with the Financing Agreement and the Obligations, each Borrower hereby waiving and releasing any claims to the contrary.

     19. This Agreement may be executed in any number of duplicate originals or counterparts, each of such duplicate originals or counterparts shall be deemed to be an original and taken together shall constitute but one and the same instrument. The parties agree that their respective signatures may be delivered by facsimile. Any party which chooses to deliver its signature by facsimile agrees to provide a counterpart of this Agreement with its inked signature promptly to each other party.

     IN WITNESS WHEREOF, the Borrowers, the Lenders and the Agent have executed this Agreement under seal as of the date and year first written above.

                              COYNE INTERNATIONAL ENTERPRISES
                                   CORP.

                              By:__________________________
                                 Name:
                                 Title:


                              BLUE RIDGE TEXTILE MANUFACTURING,
                                   INC.

                              By:__________________________
                                 Name:
                                 Title:

                                       8
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                              OHIO GARMENT RENTAL, INC.


                              By:__________________________
                                 Name:
                                 Title:


                              BANK OF AMERICA, NATIONAL ASSOCIATION, in its capacity as Agent and Lender


                              By:__________________________
                                 Robert M. Scalzitti
                                 Vice President


                              LASALLE BUSINESS CREDIT, INC.


                              By:__________________________
                                 Name:
                                 Title:


                              PNC BANK, NATIONAL ASSOCIATION


                              By:__________________________
                                 Name:
                                 Title:

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